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 THE GALAXY FUND (CONNECTICUT MUNICIPAL BOND FUND)               Exhibit (16)(m)

SEC 30-DAY YIELD - PERIOD ENDING JULY 31, 1993



     Formula used in calculating SEC 30-day yield for the Connecticut Municipal Bond Fund:

     YIELD = 2*[((a-b)/(c*d)+1)^6-1]


     Where:

          a    =    dividends and interest earned during the period
          b    =    expenses accrued for the period (net of reimbursements)
          c    =    the average daily number of units outstanding during July
                    2-31, 1993
          d    =    the maximum offering price per unit on July 31, 1993


     For the 30-day period ending July 31, 1993, these variables were as follows for the Connecticut Municipal Bond Fund:

                              a    =                        35,617.95
                              b    =                             0.00
                              c    =                       942,731.1542
                              d    =                            10.12

     Thus, the 30-Day Yield computed to                                    4.52%
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